Exhibit 10.1
EXECUTION VERSION
FORM OF SERVICES AGREEMENT
Services Agreement (“Agreement”) made as of July  _____, 2011 by and between Homeland Security Capital Corporation, a Delaware corporation (“Provider”), and                     -_, a                      corporation (“Company”).
PREAMBLE
Company desires to obtain services from Provider and Provider is willing to furnish, or make available, such services to Company. Provider and Company desire to set forth and define the basis for providing such services.
NOW THEREFORE, the parties agree as follows:
1. Services. Commencing with the execution of this Agreement, Provider will provide, or otherwise make available, to Company various advisory services, including government and general sales and marketing assistance, financial oversight, strategic guidance and administrative assistance. Exhibit A to this Agreement sets forth the services which will be provided to Company in consideration of the monthly fee set forth in Section 2 hereof. Additional services provided to and requested by Company from Provider that are not covered by this Agreement (“Non-Covered Services”) will be charged to Company at Provider’s actual cost thereof or if provided by personnel employed by Provider, at an appropriate allocated cost basis.
2. Monthly Fee. For performing the services set forth on Exhibit A, Company will pay Provider a monthly fixed fee of Twenty Five Thousand Dollars ($25,000) (“Management Fee”), payable on the 1st day of the month in which services are to be provided; provided, however, that for any month where a net loss is recorded on Company’s month-end statement of operation prepared in accordance with U.S. generally accepted accounting principles, Provider shall forego its right to the Management Fee for that month, and any portions of such Management Fee that Company has already paid to Provider shall be credited against future payments to be paid by Company pursuant to Sections 2 and 3 of this Agreement. Provider must obtain the prior consent of the Chief Executive Officer of Company (which consent shall not be unreasonably withheld or delayed) before incurring any additional out-of-pocket costs and expenses; provided, however, that such consent shall not be required and Company shall reimburse Provider for all reasonable expenses (i) incurred in connection with Provider’s out-of-pocket travel and out-of-pocket expenses incurred when traveling to Company, and (ii) in connection with the accounting, compliance and annual audit third party costs paid for by Provider on behalf of Company.
3. Payment for Non-Covered Services. Prior to providing Non-Covered Services, Provider shall request the written approval from Company’s Chief Executive Officer for the applicable charges in connection with the Non-Covered Services. All such approved charges shall be payable within 30 days from the date of billing. Provider shall not provide any Non-Covered Services for which written approval was not granted. It is expressly understood and agreed that Provider may defer billing for a period of up to 60 days and not render bills periodically. The failure to render periodic bills or to determine such charges periodically will not constitute a waiver of Company’s obligations to pay for such services within 30 days after billing. Provider, in its sole discretion, may prospectively or retroactively waive, in whole or in part, any payments due or to become due hereunder or charge a lesser amount than required hereby without adversely affecting its right to payment for services for which it has rendered bills or to thereafter increase the charges to an amount not to exceed the amount provided for herein.

4. Representations and Warranties.
(a) Provider hereby represents and warrants to Company:
(i) Provider has full legal capacity to enter into this Agreement, and this Agreement has been validly executed and delivered by Provider and is binding and enforceable against Provider in accordance with the terms hereof; and
(ii) The execution and delivery by Provider of this Agreement, and the performance by Provider of Provider’s obligations herein do not require the consent, authorization or approval of any person, entity or administrative agency or governmental body.
(b) Company hereby represents and warrants to Provider:
(i) Company has full legal capacity to enter into this Agreement, and this Agreement has been validly executed and delivered by Company and is binding and enforceable against Company in accordance with the terms hereof; and
(ii) The execution and delivery by Company of this Agreement, and the performance by Company of Company’s obligations herein do not require the consent, authorization or approval of any person, entity or administrative agency or governmental body
5. Miscellaneous.
(a) Nothing contained herein shall be construed to relieve the directors or officers of either party from the performance of their respective duties or to limit the exercise of their powers in accordance with the respective certificates of incorporation and bylaws of the parties and any applicable provisions of the General Corporation Law of the State of Delaware. It is understood and agreed that the activities of the parties hereunder shall at all times be subject to the control and direction of their respective boards of directors and officers.
(b) Neither Provider, its affiliates or subsidiary companies, nor any of their respective officers, directors or employees shall be liable to Company solely based upon the services provided to Company or its subsidiaries by third parties pursuant to this Agreement. The provisions of this Agreement are for the sole benefit of Provider and Company and shall not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

(c) The terms of this Agreement shall commence on the 1st day of the month ninety (90) days after the date of the execution hereof and shall terminate on the third anniversary of this Agreement; provided, however, that:
(i) If C. Thomas McMillen ceases to be an employee of Provider, in the month immediately following such cessation of employment, the Management Fee will be reduced from $25,000 to $12,500;
(ii) Company may terminate this Agreement upon written notice of termination specifying breach effective immediately upon the receipt by Provider of such notice if Provider commits a material breach of this Agreement and fails to cure such material breach within thirty (30) days after its receipt from Company of written notice describing such breach; and
(iii) Company may terminate this Agreement upon simple written notice if Provider becomes insolvent or subject to any bankruptcy, insolvency, receivership or similar proceeding that is not dismissed within one-hundred and twenty (120) days.
(d) This Agreement shall not be assignable except with the prior written consent of the parties hereto.
(e) Neither party shall be liable to the other party or to third parties for the acts or omissions of the other party. Each party shall indemnify, assume the defense of (if requested), and hold harmless the other party and its directors, officers, employees, and agents from every claim, loss, damage, injury, expense (including reasonable attorney’s fees with counsel of the indemnified party’s choice), judgment, and liability of every kind, nature, and description (“Liability”) arising in whole or in part from the indemnifying party’s breach of this Agreement, or the indemnifying party’s negligent, fraudulent, or illegal acts or omissions except, as to the party requesting indemnification, to the extent such Liability results in whole or in part from the breach of this Agreement by the party requesting indemnification or the unauthorized, negligent, fraudulent, or illegal act or omission of the party requesting indemnification.
(f) This Agreement shall be governed and construed under the laws of the State of Delaware applicable to agreements made and to be performed solely within such state, without application of the doctrine of conflict of laws. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated exclusively in the state or federal courts of competent jurisdiction located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the State of Delaware.
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IN WITNESS WHEREOF, the parties have caused this Services Agreement to be executed by their duly authorized representatives as of the day and year first above written.

HOMELAND SECURITY CAPITAL CORPORATION
By:
Name:
Title:

By:
Name:
Title: